UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.          )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

    THE PBSJ CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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On January 27, 2010, the following message was sent by The PBSJ Corporation via electronic mail to its shareholders of record.

The PBSJ Corporation’s Annual Meeting of Shareholders will be held February 13, 2010, at 11 a.m. Eastern Standard Time, at the Grand Hyatt Tampa Bay, 2900 Baypoint Drive, Tampa, Florida 33607. As a PBSJ Shareholder, your vote is important, and we encourage you to exercise your right to vote.

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and Annual Report to Shareholders have been mailed to your address of record. The proxy materials are also accessible on the Internet at http://www.pbsj.com/AnnualMeeting.

You can vote three ways (using the information from your proxy card):

1. By telephone, calling 1-800-560-1965 from any touch-tone telephone. The deadline is 11:59 p.m. (CT) on February 11, 2010.

2. By Internet, accessing the URL www.eproxy.com/pbsj. The deadline is 11:59 p.m. (CT) on February 11, 2010.

3. By mail, sending your completed, signed, and dated proxy card using the postage-paid envelope provided. Your proxy must be received by Wells Fargo Shareowner Services no later than 12:00 p.m. (CT) on February 10, 2010.

Shareholders unable to attend in person are invited to participate by conference call. Callers should dial-in five to ten minutes before the meeting: Toll free 1-800-214-0694, Passcode 797909.

Cheers!

John Zumwalt